Exhibit 99.1

uSell.com Announces First Quarter 2015 Results

Year-over-Year Increase of 39% in Orders Completed

Processed $19.5 Million in Gross Merchandise Value Over Last 12 Months

New York, NY – (Accesswire) - May 14, 2015 – uSell.com (USEL), the leading US-based reCommerce marketplace that instantly finds cash offers for used smartphones and electronics, announced today results for the first quarter ended March 31, 2015.

Highlights:

•	Facilitated over 500,000 transactions to-date
•	Increased Orders Completed by 39%, year-over-year, to 46,700 devices while decreasing sales and marketing expenditures by 7%
•	Processed $19.5 million in Gross Merchandize Value over last 12 months, since tracking this metric
•	Implemented $2.4 million in annualized savings in marketing spend and marketing staff; effects beginning in April

The cost cutting measures were implemented in response to shifting industry dynamics, wherein carrier trade-in programs have begun to advertise heavily and collect large volumes of used consumer smartphones. In response to this shift, uSell made the strategic decision to pursue a wholesale device acquisition strategy rather than relying solely on direct to consumer marketing.

Nik Raman, Chief Executive Officer, stated, “Given the increasing importance of the carrier trade in programs, uSell has decided to shift the bulk of its investment from consumer marketing to technology. uSell is uniquely positioned to utilize its marketplace technology to enable large wholesalers and processors that purchase from the carriers to sell to our ever growing network of buyers. Growth through such wholesale channels will enable us to expand our marketplace in a far more efficient manner.”

Financial Results:

First Quarter Ended March 31, 2015 Compared to First Quarter Ended March 31, 2014

For the first quarter ended March 31, 2015, revenues were $2.1 million, a 113% increase from $1.0 million for the quarter ended March 31, 2014. Net loss for the quarter ended March 31, 2015 decreased by $1.3 million, from a loss of $2.8 million for the quarter ended March 31, 2014 to a loss of $1.5 million. The resulting EPS is ($0.20), as compared to ($0.55) in the year-ago quarter.

For the quarter ended March 31, 2015, there was $0.4 million of non-cash expenses, resulting from stock-based compensation and depreciation and amortization. For the quarter ended March 31, 2014, there was $2.0 million of non-cash expenses, which mainly resulted from the amortization of the remaining debt discount into interest expense upon the conversion of certain convertible notes in February 2014, the change in the market value of the derivative liability on the convertible notes through the date of conversion, stock-based compensation expense and depreciation and amortization. As of March 31, 2015, the Company had $1.1 million in cash.

About uSell.com, Inc.

uSell.com is a reCommerce marketplace that helps individuals turn unused items into cash.  uSell ensures that customers get the highest payouts with the least amount of hassle by facilitating risk-free transactions with professional buyers. For uSell’s buyers, uSell offers a scalable technology, marketing, logistics, and analytics solution that provides a high volume of inventory at a low acquisition cost. Visit www.uSell.com

Contact Information

Hayden IR

hart@haydenir.com

917-658-7878

uSell.com, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31,	December 31,
	2015	2014
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$1,129,830	$2,414,757
Accounts receivable, net	142,662	141,327
Inventory	158,200	-
Prepaid expenses and other current assets	81,451	99,529
Total Current Assets	1,512,143	2,655,613

Property and equipment, net	5,535	6,928
Intangible assets, net	861,193	852,093
Other assets	25,875	25,875

Total Assets	$2,404,746	$3,540,509

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$258,525	$539,566
Accrued expenses	520,845	168,093
Deferred revenue	289,818	263,739
Total Liabilities	1,069,188	971,398

Stockholders' Equity:
Convertible Series A preferred stock; $0.0001 par value; 325,000 shares authorized; 100,000 shares issued and outstanding. Liquidation preference $300,000	10	10
Convertible Series B preferred stock; $0.0001 value per share; 4,000,000 shares authorized; 951,250 shares issued and outstanding. Liquidation preference $951,250	95	95
Convertible Series C preferred stock; $0.0001 value per share; 146,667 shares authorized; 146,667 shares issued and outstanding.	15	15
Convertible Series E preferred stock; $0.0001 value per share; 103,232 shares authorized; 103,232 shares issued and outstanding	10	10
Common stock; $0.0001 par value; 43,333,333 shares authorized; 7,572,703 shares issued and 7,539,373 and 7,533,817 shares outstanding, respectively	754	753
Additional paid in capital	54,847,216	54,610,843
Accumulated deficit	(53,512,542)	(52,042,615)
Total Stockholders' Equity	1,335,558	2,569,111

Total Liabilities and Stockholders' Equity	$2,404,746	$3,540,509

uSell.com, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue	$2,142,983	$1,005,999

Costs and Expenses
Cost of revenue	1,442,519	143,126
Sales and marketing expenses	1,006,023	1,085,439
General and administrative expenses	1,164,083	1,060,717
Total operating expenses	3,612,625	2,289,282
Loss from Operations	(1,469,642)	(1,283,283)

Other (Expense) Income:
Interest income	532	274
Interest expense	(817)	(891,279)
Gain on settlements of accounts payable	-	9,038
Change in fair value of derivative liability - convertible notes payable	-	(681,122)
Total Other (Expense) Income, Net	(285)	(1,563,089)
Net Loss	$(1,469,927)	$(2,846,372)

Basic and Diluted Loss per Common Share:
Net loss per common share - basic and diluted	$(0.20)	$(0.55)

Weighted average number of common shares outstanding during the period - basic and diluted	7,533,817	5,219,842

uSell.com, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,469,927)	$(2,846,372)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	163,035	122,554
Provision for bad debt	-	8,835
Stock based compensation expense	246,541	316,947
Amortization of debt issue costs into interest expense	-	8,645
Amortization of debt discount into interest expense	-	873,872
Gain on settlement of accounts payable	-	(9,038)
Change in fair value of derivative liability - convertible notes payable	-	681,122
Changes in operating assets and liabilities:
Accounts receivable	(1,335)	67,330
Other receivables	-	20,422
Inventory	(158,200)	-
Prepaid and other current assets	7,911	(33,552)
Accounts payable	(281,041)	(5,189)
Accrued expenses	352,752	40,516
Deferred revenues	26,079	5,041
Net Cash and Cash Equivalents Used In Operating Activities	(1,114,185)	(748,867)

CASH FLOWS FROM INVESTING ACTIVITIES:
Website development costs	(170,742)	(143,018)
Net Cash and Cash Equivalents Used In Investing Activities	(170,742)	(143,018)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	1,774,999
Proceeds from sale of convertible Series A preferred stock	-	300,000
Cash paid for direct offering costs	-	(90,766)
Net Cash and Cash Equivalents Provided By Financing Activities	-	1,984,233

Net (Decrease) Increase in Cash and Cash Equivalents	(1,284,927)	1,092,348
Cash and Cash Equivalents - Beginning of Period	2,414,757	489,166

Cash and Cash Equivalents - End of Period	$1,129,830	$1,581,514

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Interest	$-	$-
Taxes	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Derivative liability reclassified to Additional Paid in Capital upon conversion of Convertible Notes Payable	$-	$1,682,507
Conversion of Convertible Notes Payable and accrued interest to common stock	$-	$841,294

Conversion of Convertible Notes Payable and accrued interest to Series E preferred stock	$-	$309,698
Common stock issued for services	$-	$21,195
Issuance of Series C preferred stock in exchange for warrants	$-	$15
Conversion of Series B preferred stock into common stock	$-	$3